                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

               American Business Financial Services, Inc. Reports
                       Fiscal Second Quarter 2004 Results

Philadelphia, PA...February 13, 2004...American Business Financial Services, Inc. (ABFS) (NASDAQ: ABFI) today announced its financial results for the second quarter of fiscal 2004, ended December 31, 2003. The Company reported a net loss of $24.8 million, or $8.35 per share, on revenues of $28.6 million for the quarter. This compares to net income of $2.1 million, or $0.69 per diluted share, on revenues of $74.6 million during the second quarter of fiscal 2003.

For the six month period ended December 31, 2003, ABFS reported a net loss of $51.1 million, or $17.26 per share, on revenues of $48.8 million, compared to net income of $3.9 million, or $1.30 per diluted share, on revenues of $149.1 million during the first six months of fiscal 2003.

Albert W. Mandia, Executive Vice President and Chief Financial Officer of ABFS said, "A quarterly loss, which we anticipated, was primarily attributed to a number of factors, including financial and human resource issues, which reduced our ability to originate loans and generate revenues. The Company also experienced $12.0 million of pre-tax non-cash valuation adjustments on our securitization assets charged to the income statement. Additionally, operating expense levels that would support greater loan origination volume also contributed to the quarterly loss. However, we believe we have made progress in implementing our adjusted business model during the quarter, and we are optimistic about the future, based on the recent expansion of our loan origination capability."

ABFS recorded total pre-tax non-cash adjustments on securitization assets of $14.7 million, of which $12.0 million was charged to the income statement and $2.7 million was charged to other comprehensive income, a component of stockholders' equity. These write-downs of interest-only strips and servicing rights, referred to as the Company's securitization assets, primarily reflect the impact of higher than anticipated prepayments on securitized loans experienced in fiscal 2004 due to the continuing low interest rate environment. For the second quarter of fiscal 2004, ABFS reduced the discount rate used to value residual cash flows from 11.0% to 10.0%, which reduced the second quarter adjustment by $8.4 million in total, of which $5.2 million was adjusted through the income statement and $3.2 million was adjusted through other comprehensive income. For the same period in fiscal 2003, the Company recorded total pre-tax valuation adjustments of $16.3 million, of which $10.6 million was charged to the income statement.

During the three-month period ended December 31, 2003, ABFS originated $103.1 million in loans, compared to $403.0 million for the same prior year period. For the six-month period ended December 31, 2003, the Company originated $227.1 million in mortgage loans, compared to $773.7 million for the same prior year period. The Company attributed the reduction in origination volume to the fact that its access to the capital necessary to originate loans was severely limited until it closed two new mortgage loan warehouse facilities in September and October 2003.

Mandia said, "As we disclosed earlier, we fully expected a loss for the quarter, and anticipate incurring operating losses through the fourth quarter of fiscal 2004. As we move forward with implementing strategies within our adjusted business model, we anticipate we will attain profitable operations in the future, which will be the basis for improving shareholder value. In fact, we believe we are in a turnaround mode with regard to origination volume. We have also demonstrated progress during the second quarter of fiscal 2004 in working toward the goals of our adjusted business model."

Progress Toward Achieving Goals of Adjusted Business Model
o In September and October 2003, the Company closed two new mortgage loan warehouse facilities totaling $450 million, and expanded its product line to include home equity loans across a wide range of interest rates, as well as adjustable rate mortgages.
o In October 2003, ABFS closed a $173.5 million private placement mortgage loan securitization with servicing released through JP Morgan Securities, Inc. The securitization signaled ABFS' ability to access the asset-backed securities market, consistent with its adjusted business model.
o In December 2003, the Company announced that it entered into a Joint Agreement with the U.S. Attorney's office in Philadelphia, which resulted in modifications to the Company's forbearance policy and an $80,000 contribution to one or more Housing and Urban Development (HUD) approved housing counseling agencies.
o ABFS increased its stockholders' equity and reduced its outstanding debt by converting $73.6 million of subordinated debt to 39.1 million shares of Series A convertible preferred stock and $34.5 million of senior collateralized subordinated notes, at December 31, 2003. The exchange offer was extended to February 6, 2004, and at the close of the exchange offer, a total of $115.4 million of subordinated debt was exchanged for 61.1 million shares of Series A convertible preferred stock and $54.3 million of senior collateralized subordinated notes.
o Subsequent to the end of the quarter, ABFS announced that mortgage industry veterans Barry J. Epstein joined the Company as Managing Director of Wholesale Lending, and Peter J. Levasseur joined the Company as Executive Vice President, Upland Mortgage Brokerage Services. These hirings support the expansion of the Company's broker origination business, as part of its adjusted business model. In a related matter, ABFS announced the acquisition of certain assets of Rekaren, Inc., d/b/a We Fund Loans, a West Coast loan broker based in West Hills, California.

"Going forward, our number one goal is to substantially increase our level of loan originations. However, we believe ABFS made important strides this quarter in continuing our business model transition. We successfully concluded the U.S. Attorney's inquiry into our forbearance practices, improved our balance sheet by increasing stockholders' equity and reducing debt, obtained additional financing to originate loans, bolstered our origination management team, and made an acquisition of a broker operation," Mandia concluded. "It should be noted that these accomplishments do not guarantee an immediate return to profitability but we believe, when taken together, they are indicative of a Company that is working hard on behalf of all its stakeholders to once again become a successful and growing business."

American Business Financial Services, Inc. is a diversified financial services company operating predominantly in the eastern and central portions of the United States. The Company primarily originates, sells and services home equity and, subject to market conditions in the secondary loan market, business purpose loans through a combination of channels, including a national processing center located at its centralized operating office in Philadelphia, Pennsylvania, and a small processing center in Roseland, New Jersey. The Company also processes and purchases home equity loans from other financial institutions through its Bank Alliance Services program.

For further information, contact Albert W. Mandia, Executive Vice President and Chief Financial Officer, 215-940-4504, or Keith Bratz, VP--Corporate Communications, 215-940-4525.

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the mortgage lending and real estate industries, regulatory investigations of lending practices, lending to credit-impaired borrowers, competition, demand for the Company's products, relationships with brokers, ability to obtain financing, loan prepayment rates, delinquency and default rates, access to securitization markets, changes in factors influencing or interruptions in securitization and whole loan sale markets, ability to successfully implement changes in business strategy, amount of debt outstanding, restrictive covenants in debt instruments and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.


                                      # # #

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

              (dollar amounts in thousands, except per share data)

                                                           Three Months Ended               Six Months Ended
                                                        --------------------------     -------------------------
                                                               December 31,                   December 31,
                                                        -----------    -----------     -----------   -----------
                                                            2003           2002           2003           2002
                                                        -----------    -----------     -----------   -----------
                                                        (Unaudited)                    (Unaudited)
REVENUES
  Gain on sale of loans:...........................
     Securitizations...............................     $    14,308    $    57,879     $    15,107   $   115,890
     Whole loan sales..............................              78             (2)          2,999            33
  Interest and fees................................           2,167          4,595           6,820         8,728
  Interest accretion on interest-only strips.......          10,228         11,500          21,337        22,247
  Servicing income.................................           1,809            644           2,527         2,181
  Other income.....................................               1              2               2             6
                                                        -----------    -----------     -----------   -----------
     Total Revenues................................          28,591         74,618          48,792       149,085
                                                        -----------    -----------     -----------   -----------
EXPENSES
  Interest.........................................          16,650         17,150          33,468        34,233
  Provision for credit losses......................           3,814          1,436           7,970         2,974
  Employee related costs...........................          11,799         10,972          25,651        20,547
  Sales and marketing..............................           3,093          6,485           5,934        13,173
  Trading (gains) and losses.......................              38          1,035         (5,070)         4,475
  General and administrative.......................          21,265         23,333          40,480        44,258
  Securitization assets valuation adjustments......          11,968         10,568          22,763        22,646
                                                        -----------    -----------     -----------   -----------
     Total Expenses................................          68,627         70,979         131,196       142,306
                                                        -----------    -----------     -----------   -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
   (BENEFIT).......................................         (40,036)         3,639         (82,404)        6,779
PROVISION FOR INCOME TAXES (BENEFIT)...............         (15,214)         1,528         (31,314)        2,847
                                                        -----------    -----------     -----------   -----------
NET INCOME (LOSS)..................................     $   (24,822)   $     2,111     $   (51,090)  $     3,932
                                                        ===========    ===========     ===========   ===========
EARNINGS (LOSS) PER COMMON SHARE...................
  Basic............................................     $     (8.35)   $      0.72     $    (17.26)  $      1.36
                                                        ===========    ===========     ===========   ===========
  Diluted..........................................     $     (8.35)   $      0.69     $    (17.26)  $      1.30
                                                        ===========    ===========     ===========   ===========
  Average Common Shares (in thousands):
     Basic.........................................           2,973          2,932           2,960         2,894
     Diluted.......................................           2,973          3,044           2,960         3,014

===================================================================================================================

           American Business Financial Services, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                          (dollar amounts in thousands)

                                                                                           December 31,                June 30,
                                                                                               2003                      2003
                                                                                       -------------------        -----------------

                                                                                           (Unaudited)                  (Note)
Assets
Cash and cash equivalents                                                              $            29,620        $          47,475
Loan and lease receivables, net
   Available for sale                                                                              115,792                  271,402
   Interest and fees                                                                                19,822                   15,179
   Other                                                                                            30,636                   23,761
Interest-only strips (includes the fair value of over-
    collateralization related cash flows of $251,445
    at December 31, 2003 and $279,245 at June 30, 2003)                                            533,677                  598,278
Servicing rights                                                                                    94,086                  119,291
Receivable for sold loans                                                                                -                   26,734
Prepaid expenses                                                                                    17,147                    3,477
Property and equipment, net                                                                         26,974                   23,302
Deferred income tax asset                                                                           16,442                        -
Other assets                                                                                        27,210                   30,452
                                                                                       -------------------        -----------------
Total assets                                                                           $           911,406        $       1,159,351
                                                                                       ===================        =================

Liabilities and Stockholders' Equity
Liabilities
Subordinated debt                                                                      $           629,674        $         719,540
Senior collateralized subordinated notes                                                            34,459                        -
Warehouse lines and other notes payable                                                             87,940                  212,916
Accrued interest payable                                                                            39,323                   45,448
Accounts payable and other accrued expenses                                                         28,567                   30,352
Deferred income tax liability                                                                            -                   17,036
Other liabilities                                                                                   65,837                   91,990
                                                                                       -------------------        -----------------
Total liabilities                                                                                  885,800                1,117,282
                                                                                       ===================        =================

Stockholders' Equity
Preferred stock, par value $.001, liquidation preference of $1.00 per share plus accrued and unpaid dividends to the date of liquidation, authorized shares,
   203,000,000 at December 31, 2003 and 3,000,000 at June 30, 2003; Issued:
   39,095,109 shares of Series A at December 31, 2003                                                   39                        -
Common stock, par value $.001, authorized shares, 209,000,000 at December 31,
   2003 and 9,000,000 at June 30, 2003; Issued: 3,653,165 shares at December 31,
   2003 and June 30, 2003 (including treasury shares of 506,273 at December 31,
   2003 and 706,273 at June 30, 2003)                                                                    4                        4
Additional paid-in capital                                                                          61,150                   23,985
Accumulated other comprehensive income                                                              10,285                   14,540
Unearned compensation                                                                                 (860)                       -
Retained earnings (deficit)                                                                        (37,986)                  13,104
Treasury stock, at cost                                                                             (6,426)                  (8,964)
                                                                                       -------------------        -----------------
                                                                                                    26,206                   42,669
Note receivable                                                                                       (600)                    (600)
                                                                                       -------------------        -----------------
Total stockholders' equity                                                                          25,606                   42,069
                                                                                       -------------------        -----------------
Total liabilities and stockholders' equity                                             $           911,406        $       1,159,351
                                                                                       ===================        =================

Note: The balance sheet at June 30, 2003 has been derived from the audited financial statements at that date.

Updated: 02/13/04

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                             Total Portfolio Quality
                      (for the last three fiscal quarters)

     The following table provides data concerning delinquency experience, real estate owned and loss experience for the loan and lease portfolio in which we have interests, divided into the portfolio managed by us and the portfolio serviced by others. See Attachment A for a reconciliation of total portfolio and REO measures to our balance sheet. Previously delinquent loans managed by us subject to deferment and forbearance arrangements are not included in this table if borrowers are current on principal and interest payments as required under the terms of the original note (exclusive of delinquent payments advanced or fees paid by us on the borrower's behalf as part of the deferment or forbearance arrangement) (dollars in thousands):

                                           December 31,                September 30,                June 30,
                                               2003                         2003                      2003
                                     ------------------------      --------------------      --------------------
Delinquency by Type                      Amount         %             Amount       %           Amount        %
-------------------                  --------------   -------      ------------  ------      -----------   ------
Managed by ABFS:
  Business Purpose Loans
  Total managed portfolio........... $      307,807                $    364,970              $   393,098
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $        6,640     2.16%      $      5,761    1.57%     $     4,849     1.23%
    61-90 days......................          7,109     2.31              6,129    1.68            4,623     1.18
    Over 90 days....................         47,449    15.41             42,831   11.74           38,466     9.79
                                     --------------   ------       ------------  ------      -----------   ------
    Total delinquencies............. $       61,198    19.88%      $     54,721   14.99%     $    47,938    12.20%
                                     ==============   ======       ============  ======      ===========   ======
  REO............................... $        1,879                $      4,491              $     5,744
                                     ==============                ============              ===========
  Home Equity Loans
  Total managed portfolio........... $    2,179,052                $  2,601,125              $ 3,249,501
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $       53,522     2.46%      $     53,514    2.06%     $    48,332     1.49%
    61-90 days......................         31,668     1.45             36,729    1.41           24,158     0.74
    Over 90 days....................        125,212     5.75            122,997    4.73          108,243     3.33
                                     --------------   ------       ------------   -----      -----------   ------
    Total delinquencies............. $      210,402     9.66%      $    213,240    8.20%     $   180,733     5.56%
                                     ==============   ======       ============   =====      ===========   ======
  REO............................... $       22,359                $     21,561              $    22,256
                                     ==============                ============              ===========
  Equipment Leases
  Total managed portfolio........... $        3,669                $      5,705              $     8,475
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $          419    11.42%      $        248    4.34%     $       162     1.91%
    61-90 days......................             93     2.54                 40    0.70               83     0.98
    Over 90 days....................            127     3.46                200    3.51              154     1.82
                                     --------------   ------       ------------   -----      -----------   ------
    Total delinquencies............. $          639    17.42%      $        488    8.55%     $       399     4.71%
                                     ==============   ======       ============   =====      ===========   ======
Total Managed by ABFS
  Total managed portfolio........... $    2,490,528                $  2,971,800              $ 3,651,074
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $       60,581     2.43%      $     59,523    2.00%     $    53,343     1.46%
    61-90 days......................         38,870     1.56             42,898    1.44           28,864     0.79
    Over 90 days....................        172,788     6.94            166,028    5.59          146,863     4.02
                                     --------------   ------       ------------   -----      -----------   ------
    Total delinquencies............. $      272,239    10.93%      $    268,449    9.03%     $   229,070     6.27%
                                     ==============   ======       ============   =====      ===========   ======
  REO............................... $       24,238     0.97%      $     26,052    0.88%     $    28,000     0.77%
                                     ==============   ======       ============   =====      ===========   ======
Serviced by Others:
  Total portfolio serviced
    by others....................... $      167,582                $          -              $         -
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $       10,112     6.04%      $          -       -%     $         -        -%
    61-90 days......................          3,198     1.91                  -       -                -        -
    Over 90 days....................          1,984     1.18                  -       -                -        -
                                     --------------   ------       ------------   -----      -----------   ------
    Total delinquencies............. $       15,294     9.13%      $          -       -%     $         -        -%
                                     ==============   ======       ============   =====      ===========   ======

(Continued on Next Page)

                             Total Portfolio Quality
                (for the last three fiscal quarters - continued)

                                           December 31,                September 30,                June 30,
                                               2003                         2003                      2003
                                     ------------------------      --------------------      --------------------
                                         Amount         %             Amount       %           Amount        %
                                     --------------   -------      ------------  ------      -----------   ------
Total portfolio..................... $    2,658,110                $  2,971,800              $ 3,651,074
                                     ==============                ============              ===========
  Period of delinquency:
    31-60 days...................... $       70,693     2.66%      $     59,523    2.00%     $    53,343     1.46%
    61-90 days......................         42,068     1.58             42,898    1.44           28,864     0.79
    Over 90 days....................        174,772     6.58            166,028    5.59          146,863     4.02
                                     --------------   ------       ------------   -----      -----------   ------
    Total delinquencies............. $      287,533    10.82%      $    268,449    9.03%     $   229,070     6.27%
                                     ==============   ======       ============   =====      ===========   ======
  REO............................... $       24,238     0.91%      $     26,052    0.88%     $    28,000     0.77%
                                     ==============   ======       ============   =====      ===========   ======
Losses experienced during the
    period (a)(b):
    Loans........................... $       12,375     1.77%      $      8,100    0.97%     $     7,390     0.83%
                                                      ======                      =====                    ======
    Leases..........................            (41)   (3.49)%                1    0.06%              55     2.14%
                                     --------------   ======       ------------   =====      -----------   ======
Total Losses........................ $       12,334     1.76%      $      8,101    0.97%     $     7,445     0.84%
                                     ==============   ======       ============   =====      ===========   ======

-------------------
(a)  Percentage based on annualized losses and average managed portfolio.
(b) Losses recorded on our books were $7.7 million ($6.1 million from charge-offs through the provision for loan losses and $1.6 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $4.6 million for the three months ended December 31, 2003. Losses recorded on our books were $3.5 million ($1.5 million from charge-offs through the provision for loan losses and $2.0 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $4.6 million for the three months ended September 30, 2003. Losses recorded on our books were $4.2 million ($0.9 million from charge-offs through the provision for loan losses and $3.3 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $3.3 million for the three months ended June 30, 2003. Losses recorded on our books include losses for loans we hold as available for sale or real estate owned and loans repurchased from securitization trusts.

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                                LOAN ORIGINATIONS
                                 (in thousands)

                                                Three Months Ended          Six Months Ended
                                                   December 31,                December 31,
                                           --------------------------- ---------------------------
                                                2003          2002          2003          2002
                                           ------------- ------------- ------------- -------------
Business purpose loans..............       $          -- $      32,187 $          -- $      61,050
Home equity loans...................             103,084       370,764       227,136       712,617
                                           ------------- ------------- ------------- -------------
Total Company.......................       $     103,084 $     402,951 $     227,136 $     773,667
                                           ============= ============= ============= =============

                                                                    Attachment A

                    American Business Financial Services, Inc
                  Reconciliation of Non-GAAP Financial Measures

     The earnings release contains non-GAAP financial measures. For purposes of the Securities and Exchange Commission Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flow that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to accounting principles generally accepted in the United States of America. Pursuant to the requirements of Regulation G, we have provided in this addendum a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

     We present total portfolio and total real estate owned, referred to as REO, information. The total portfolio measure includes loans and leases recorded on our balance sheet and securitized loans and leases both managed by us serviced by others. Reconciliation of total portfolio and REO measures follows (Dollars in thousands):

               December 31, 2003:                                           Delinquencies
               --------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       -------------  ---------
               On-balance sheet loan and lease
                    receivables....................   $     116,673    $       7,213     6.18%
               Securitized loan and lease
                    receivables....................       2,541,437          280,320    11.03%
                                                      -------------    -------------
               Total Portfolio.....................   $   2,658,110    $     287,533    10.82%
                                                      =============    =============

               On-balance sheet REO................           3,077
               Securitized REO.....................          21,161
                                                      -------------
               Total REO...........................          24,238
                                                      =============

               September 30, 2003:                                          Delinquencies
               --------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       -------------  ---------
               On-balance sheet loan and lease
                    receivables....................   $     164,108    $      11,825     7.21%
               Securitized loan and lease
                    receivables....................   $   2,807,692          256,624     9.14%
                                                      -------------    -------------
               Total Portfolio.....................   $   2,971,800    $     268,449     9.03%
                                                      =============    =============

               On-balance sheet REO................   $       4,566
               Securitized REO.....................          21,486
                                                      -------------
               Total REO...........................   $      26,052
                                                      =============

               June 30, 2003:                                               Delinquencies
               --------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       ------------- ---------
               On-balance sheet loan and lease
                    receivables....................   $     265,764    $       5,412     2.04%
               Securitized loan and lease
                    receivables....................       3,385,310          223,658     6.61%
                                                      -------------    -------------
               Total Portfolio.....................   $   3,651,074    $     229,070     6.27%
                                                      =============    =============

               On-balance sheet REO................           4,776
               Securitized REO.....................          23,224
                                                      -------------
               Total REO...........................   $      28,000
                                                      =============